28

                           EXHIBIT 99

                        INDEX OF EXHIBITS
                    INCLUDED HERIN, FORM 10-Q
                         AUGUST 29, 1997
                                                     SEQUENTIAL
EXHIBIT                                                 PAGE
NUMBER              DESCRIPTION                        NUMBER
-----------------------------------------------------------------


 3(a) Articles of Incorporation of the Company          11-22

10(i) Note Agreement between the Company and Suntrust
      of Georgia dated August 15, 1997 covering the
      Company's long term note due February 11, 1999    23-25

10(j) 1997 Stock Option Plan. Incorporated by reference to Exhibit A to the Company's Proxy Statement for the fiscal year ended May 30, 1997.

10(k) 1997 Stock Restricted Stock Plan. Incorporated by reference to Exhibit B to the Company's Proxy Statement for the fiscal year ended May 30, 1997.

11    Statement re computation of per share earnings   26


27    Financial Data Schedule                          27